Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122369 of Cox Radio, Inc. on Form S-8 of our report dated March 31, 2006, appearing in this Annual Report on Form 11-K of Cox Radio, Inc. 2004 Employee Stock Purchase Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 31, 2006